Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

POST HOLDINGS, INC.
(Exact name of obligor as specified in its charter)

Missouri	45-3355106
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2503 S. Hanley Road St. Louis, Missouri	63144
(Address of principal executive offices)	(Zip code)
_____________________________

7.375% Notes due 2022
and Guarantees of 7.375% Notes due 2022
(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Post Foods, LLC	Delaware	43-1766315	2503 S. Hanley Road, St. Louis, Missouri 63144
Attune Foods, LLC	Delaware	37-1730215	2503 S. Hanley Road, St. Louis, Missouri 63144
Premier Nutrition Corporation	Delaware	94-3339531	2503 S. Hanley Road, St. Louis, Missouri 63144
Premier Protein, Inc.	California	45-3178614	2503 S. Hanley Road, St. Louis, Missouri 63144
Agricore United Holdings, Inc.	Delaware	86-1167965	2503 S. Hanley Road, St. Louis, Missouri 63144
Dakota Growers Pasta Company, Inc.	North Dakota	45-0423511	2503 S. Hanley Road, St. Louis, Missouri 63144
Primo Piatto, Inc.	Minnesota	41-1881667	2503 S. Hanley Road, St. Louis, Missouri 63144
DNA Dreamfields Company, LLC	Ohio	20-0376833	2503 S. Hanley Road, St. Louis, Missouri 63144
Dymatize Holdings, LLC	Delaware	32-0442358	2503 S. Hanley Road, St. Louis, Missouri 63144
Dymatize Enterprises, LLC	Delaware	27-4267506	2503 S. Hanley Road, St. Louis, Missouri 63144
Custom Nutriceutical Laboratories, LLC	Delaware	27-4267748	2503 S. Hanley Road, St. Louis, Missouri 63144
Supreme Protein, LLC	Delaware	90-0802672	2503 S. Hanley Road, St. Louis, Missouri 63144
TA/DEI-A Acquisition Corp.	Delaware	27-4340322	2503 S. Hanley Road, St. Louis, Missouri 63144
TA/DEI-B1 Acquisition Corp.	Delaware	27-4340350	2503 S. Hanley Road, St. Louis, Missouri 63144
TA/DEI-B2 Acquisition Corp.	Delaware	27-4340391	2503 S. Hanley Road, St. Louis, Missouri 63144
TA/DEI-B3 Acquisition Corp.	Delaware	27-4340422	2503 S. Hanley Road, St. Louis, Missouri 63144
Golden Acquisition Sub, LLC	Delaware	****	2503 S. Hanley Road, St. Louis, Missouri 63144
GB Acquisition USA, Inc.	Washington	98-0546735	2503 S. Hanley Road, St. Louis, Missouri 63144

Nuts Distributor of America Inc.	Washington	72-1548821	2503 S. Hanley Road, St. Louis, Missouri 63144
Golden Nut Company (USA), Inc.	Washington	72-1548826	2503 S. Hanley Road, St. Louis, Missouri 63144
Golden Boy Nut Corporation	Delaware	99-0368728	2503 S. Hanley Road, St. Louis, Missouri 63144
Golden Boy Portales, LLC	Delaware	35-2503747	2503 S. Hanley Road, St. Louis, Missouri 63144

Item 1.    General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.    Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 13, 2013.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated November 13, 2013.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3/A dated December 30, 2013 of Chase Issuance Trust, file number 333-192048.
**    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3/A dated December 30, 2013 of Chase Issuance Trust, file number 333-192048.
*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3/A dated December 30, 2013 of Chase Issuance Trust, file number 333-192048.
****An EIN has been requested, but has not yet been received.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Chicago and State of Illinois on the 18th day of June 2014.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke
Gregory S. Clarke
Vice President

EXHIBIT 6

June 18, 2014

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke
Gregory S. Clarke
Vice President

Exhibit 7
Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,353
Interest-bearing balances		196,143
Securities:
Held-to-maturity securities		17,662
Available-for-sale securities		216,158
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		82
Securities purchased under agreements to resell		19,030
Loans and lease financing receivables:
Loans and leases held for sale		11,067
Loans and leases, net of unearned income	781,182
LESS: Allowance for loan and lease losses	11,761
Loans and leases, net of unearned income and allowance		769,421
Trading Assets		31,189
Premises and fixed assets (including capitalized leases)		7,485
Other real estate owned		4,015
Investments in unconsolidated subsidiaries and associated companies		718
Direct and indirect investments in real estate ventures		4
Intangible assets
Goodwill		21,549
Other intangible assets		21,474
Other assets		52,924

Total assets		$1,388,274

LIABILITIES
Deposits:
In domestic offices		$1,010,888
Noninterest-bearing	274,869
Interest-bearing	736,019
In foreign offices, Edge and Agreement subsidiaries, and IBFs		94,353
Noninterest-bearing	5233
Interest-bearing	93,830
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,968
Securities sold under agreements to repurchase		12,270

Dollar Amounts In Millions

Trading liabilities	13,351
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	59,788
Subordinated notes and debentures	19,756
Other liabilities	27,614

Total liabilities	$1,248,988

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	103,054
Retained earnings	32,460
Accumulated other comprehensive income	3,098
Other equity capital components	0

Total bank equity capital	139,131
Noncontrolling (minority) interests in consolidated subsidiaries	155

Total equity capital	139,286

Total liabilities, and equity capital	$1,388,274

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Michael Loughlin